EXHIBIT 5
[Chadbourne & Parke LLP Letterhead
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New York, New York 10112
Telephone: 212-408-5100
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March 21, 2012
Central Securities Corporation 630 Fifth Avenue New York, NY 10111

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Central Securities Corporation (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), 1,000,000 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), which may be delivered from time to time pursuant to the Central Securities Corporation 2012 Incentive Compensation Plan (the "Plan").

We have examined such documents, records and matters of law as we have deemed necessary as a basis for the opinion hereinafter expressed, including the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company and the corporate proceedings taken by the Company in connection with the authorization of the shares of Common Stock to be delivered from time to time pursuant to the Plan.  On the basis of the foregoing, and having regard for legal considerations that we deem relevant, and assuming any shares of Common Stock to be delivered under the Plan remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, we are of the opinion that when the Registration Statement becomes effective under the Act, any newly issued shares of Common Stock delivered from time to time in accordance with the Plan will, when so delivered, be duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm and this opinion in the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.

We express no opinion herein as to any laws other than the laws of the State of New York, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions interpreting these laws) and the Federal laws of the United States.

Very truly yours, /s/ CHADBOURNE & PARKE LLP